                                                      EXHIBIT 10.17



                           INTERCREDITOR AGREEMENT

      INTERCREDITOR AGREEMENT dated as of April 17, 1997 (this "Agreement"), by and among each of DayStar Partners, L.P., a California limited partnership, ("DayStar"), acting as Agent for the DayStar Lenders (as such term is defined herein), QPS Bridge, LLC, a New York limited liability company ("QPS Bridge") acting as Agent (the "Agent") for the purchasers (the "Bridge Lenders") of Senior Secured Notes (the "Bridge Notes") of the Borrower (as herein defined) pursuant to a Securities Purchase Agreement dated as of April 17, 1997 (the "Bridge Lender Purchase Agreement") (DayStar and each of the Bridge Lenders is herein referred to individually as a "Lender" and collectively, "Lenders") and QuietPower Systems, Inc., a Delaware corporation ("Borrower").

                                  BACKGROUND

      The DayStar Lenders have entered into financing arrangements with Borrower pursuant to certain agreements and related documents which provide for security interests in all tangible and intangible property and assets of Borrower. The Bridge Lenders have purchased $2,000,000 of Bridge Notes from Borrower, to be secured by a security interest in all of the tangible and intangible property and assets of Borrower. As an inducement to the Bridge Lenders to purchase the Bridge Notes from the Borrower, and to set forth certain agreements with respect to the respective security interests of each Lender in the Collateral, DayStar, on behalf of the DayStar Lenders, and the Agent, on behalf of the Bridge Lenders, have agreed to enter into this intercreditor agreement to set forth their respective rights with respect to their "Liens" in the assets of Borrower.

      NOW, THEREFORE, in consideration of the foregoing premises and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

I.    DEFINITIONS

     1.1 General Terms. For purposes of this Agreement, the following terms shall have the following meanings:

            "Books and Records" shall mean all books and records, whether now owned or hereafter acquired or arising, including, but not limited to, customer lists, credit files, computer programs, printouts and other computer materials and records of the Borrower pertaining to any Collateral.

            "Bridge Lender Agreements" shall mean the Transaction Documents, as defined in the Bridge Lender Purchase Agreement, as such Transaction Documents may be amended, modified or supplemented.

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            "Bridge Lender Obligations" shall mean the unpaid principal amount of, and interest (including, without limitation, interest accruing after the maturity of the Bridge Notes, and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization of like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) on the Bridge Notes, and all other obligations and liabilities of the Borrower to the Bridge Lenders, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Transaction Documents, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all reasonable fees and disbursements of counsel to the Bridge Lenders) or otherwise.

            "Code" shall mean the United States Bankruptcy Code.

            "Collateral" shall mean all tangible and intangible property or assets of the Borrower, now owned or hereafter acquired by Borrower in or upon which any of the Lenders now or hereafter has a Lien, and all proceeds of such property (including, without limitation, insurance and condemnation proceeds and escrow accounts covering any such property).

            "DayStar Agreements" shall mean the Note Purchase Agreements dated May 24, 1996 between the Borrower and each of (i) DayStar Partners, L.P., (ii) Douglas Lee, (iii) The Smith 1987 Family Trust, Richard Dunham Smith and Patricia Ann Smith, (iv) J. Thomas Bentley, and (v) Westminster Associates, Ltd., and all of the collateral documents thereto, including, without limitation, the DayStar Notes, the Security Agreement dated as of May 24, 1996, by and between the Borrower and DayStar and the other DayStar Lenders, as amended, modified and supplemented, and each of the other documents creating the DayStar Obligations as defined below.

            "DayStar Lenders" shall mean those persons holding the DayStar Notes (as such term is defined in the in the Bridge Lender Purchase Agreement).

            "DayStar Obligations" shall mean, after the payment of $133,750 in principal and $16,752 in interest (which represents a complete repayment of the interest accrued through the date hereof on the principal being repaid) being made to the DayStar Lenders upon the closing of the transactions contemplated by the Bridge Lender Agreements, up to $401,250 in original principal amount of DayStar Notes issued to DayStar and the other DayStar Lenders, plus interest (including, without limitation, interest accruing after the maturity of the DayStar Notes, and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization of like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) accrued thereon from and after the date hereof; provided, however, that DayStar Obligations shall exclude
(i) any indebtedness or other obligation for borrowed money to the DayStar Lenders other than the outstanding $401,250 in principal amount of DayStar Notes (plus interest hereafter accruing), (ii)


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

any amount of indebtedness owing under the DayStar Notes which is the result of the re-lending of amounts outstanding under the DayStar Notes on the date hereof which are subsequently repaid, and (iii) all other obligations and liabilities of the Borrower to the DayStar Lenders, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the DayStar Agreements, whether on account of reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the DayStar Lenders) or otherwise, except for such reasonable costs and expenses of counsel to the DayStar Lenders in connection with enforcing the rights of the DayStar Lenders upon any Event of Default under the DayStar Agreements but consistent with and not in derogation of or duplicative of the Agent's exclusive rights with respect to the Collateral and any process thereon as described in this Agreement.

            "Enforcement Action" shall mean, collectively or singly, for one or more of the Lenders, to (i) declare an Event of Default and make demand for payment, and/or accelerate the indebtedness of the Borrower to such Lender, (ii) take possession of any material amount of Collateral, or (iii) exercise any Secured Lender Remedies.

            "Enforcement Notice" shall mean a written notice delivered at a time when an Event of Default has occurred and is continuing, by any Lender to the other Lenders, (i) specifying the relevant Event of Default, and (ii) stating that an Enforcement Action shall commence or has commenced.

            "Event of Default" when used throughout this Agreement shall mean any default, event of default, or any event which, with notice or the passage of time (or both) would constitute a default or an event of default under any of the Lending Agreements.

            "Lending Agreements" shall mean, collectively, the DayStar Agreements and the Bridge Lender Agreements, each as from time to time in effect.

            "Liens" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance (including, but not limited to, easements, rights of way and the like), lien (statutory or other), security agreement or transfer intended as security, including without limitation, any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, or any financing lease having substantially the same economic effect as any of the foregoing.

            "Person" shall mean an individual, a partnership, a corporation (including a business trust), a joint stock company, a trust, an unincorporated association, a joint venture, or other entity or a government or any agency, instrumentality or political subdivision thereof.

            "Secured Lender Remedies" means any action which results in the sale, foreclosure, realization upon, or a liquidation of any Collateral, including without limitation, the


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

exercise of any remedies or rights of a "Secured Party" under Article 9 of the UCC, such as, without limitation, the notification of account debtors and voting and receiving distributions with respect to pledged stock.

            "UCC" shall mean Article 9 of the Uniform Commercial Code, as in effect on the date hereof in the State of New York.

      1.2 Certain Matters of Construction. The terms "wherein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa. All references to statutes and related regulations shall include any amendments of same and any successor statues and regulations. All references to any instruments or agreements, including, without limitation, references to any of the Lending Agreements shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

II.   PRIORITIES, SUBORDINATIONS AND RELATED MATTERS.

      2.1 Priority of Rights in Collateral

            (a) The Agent agrees and acknowledges on behalf of the Bridge Lenders, subject to the terms of this Agreement, that regardless of the time or order of attachment, or the time, order, or manner of perfection, or the time or order of filing of financing statements, or any provisions of the UCC or applicable law, as between the parties the DayStar Lenders shall have a first and prior Lien in the Collateral.

            (b) DayStar agrees and acknowledges on behalf of the DayStar Lenders, subject to the terms of this Agreement, that regardless of the time or order of attachment, or the time, order, or manner of perfection, or the time or the order of filing of financing statements, or any provision of the UCC or applicable law, as between the parties the Bridge Lenders shall have a second priority Lien in the Collateral.

            (c) With respect to proceeds from the sale of the Collateral, the Agent shall turn or pay over to DayStar with respect thereto, proceeds of any disposition of such Collateral until the satisfaction of all obligations of the Borrower with respect to the DayStar Obligations then outstanding, and until such time, the Agent shall hold such proceeds of Collateral in trust for the benefit of the DayStar Lenders. DayStar agrees to release the Lien of the DayStar Lenders in the Collateral and any and all other claims with respect to the Borrower, under the DayStar Agreements or otherwise, promptly upon satisfaction of the DayStar Obligations and agrees to execute any additional instruments or take any action reasonably necessary to effectuate the same.


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

            (d) The subordination and priorities specified in this Section 2.1 are expressly conditioned upon the nonavoidability and perfection of the Lien to which another Lien is subordinated and, if the Lien to which another Lien is subordinated is not perfected or is avoidable, for any reason, then the subordinations and relative priority agreements provided for herein shall not be effective as to the particular Collateral (and only as to such particular Collateral) which is the subject of the unperfected or avoidable Lien. The subordination and priorities provided in this Section 2.1 shall not be altered or otherwise affected by any amendment, modification, supplement, extension, renewal, restatement or refinancing of the indebtedness payable under any Lending Agreement, nor by any action or inaction which any Lender may take or fail to take in respect of any Collateral.

      2.2 Perfection. Each Lender shall be solely responsible for perfecting and maintaining the perfection of its Lien in and to each item constituting the Collateral in which such Lender has been granted a Lien. The foregoing provisions of this Agreement are intended solely to govern the respective Lien priorities as between the Lenders and shall not impose on the Lenders any obligation in respect of the disposition of proceeds of foreclosure on any Collateral which would conflict with prior perfected claims therein in favor of any other Person. Each Lender agrees that it will not contest the validity, perfection, priority or enforceability of the Liens of the other Lender upon its respective Collateral and that, as between the Lenders, the terms of this Agreement shall govern even if part or all of the indebtedness owed to such Lender under the respective Lending Agreements are avoided, disallowed, set aside or otherwise invalidated in any judicial proceeding or otherwise. Borrower agrees that it will not contest the validity, perfection, priority or enforceability of the Liens.

      2.3 Management of Collateral. Subject to the terms hereof, the Agent, on behalf of the Bridge Lenders, shall have the exclusive right to manage, perform and enforce the terms of the Lending Agreements with respect to its collateral and to exercise and enforce all privileges and rights thereunder according to its discretion and the exercise of its business judgment, including, without limitation, the exclusive right to enforce or settle insurance claims, take or retake control or possession of such Collateral and to hold, prepare for sale, process, sell, lease, dispose of, or liquidate such Collateral.

      2.4 Use of Collateral. Notwithstanding anything to the contrary contained herein or in any of the Lending Agreements, only the Agent, on behalf of the Bridge Lenders, shall have the right to permit or approve the sale, transfer or other disposition of the Collateral, whether by Borrower or otherwise. DayStar, as agent on behalf of the DayStar Lenders, will, immediately upon the request of the Agent, release or otherwise terminate the Liens of the DayStar Lenders upon such Collateral, to the extent such Collateral is sold or otherwise disposed of by the Agent or by Borrower with the consent of the Agent, and DayStar will immediately deliver such release documents as the Agent may require in connection therewith.

      2.5 Distribution of Proceeds of Collateral. The proceeds of Collateral shall be used first to pay the costs and expenses of realizing such proceeds and then shall be paid to DayStar


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

up to the amount of the DayStar Obligations with any residual or additional proceeds after satisfaction of the DayStar Obligations being paid to the Bridge Lenders. DayStar agrees that neither the Agent nor the Bridge Lenders have any other obligations to the DayStar Lenders other than the obligation to pay to DayStar the proceeds, if any, of Collateral, as set forth in this Article II, up to the amount of the DayStar Obligations.

      2.6 Enforcement Action.

            (a) So long as the Bridge Lender Obligations are outstanding, none of the DayStar Lenders shall take any action to commence any Enforcement Actions or to enforce their Secured Lender Remedies with respect to Collateral; provided, if (i) DayStar shall have notified the Agent in writing of an Event of Default under the DayStar Agreements and (ii) within one hundred twenty days
(120) days thereafter the Agent shall not have commenced action to foreclose on the Collateral or realize upon or enforce any of its rights with respect to the Collateral, then DayStar may commence its own action to foreclose on the Collateral or to realize upon or enforce any of its rights with respect to the Collateral as agent on behalf of the Bridge Lenders and all proceeds in excess of the DayStar Obligations shall be paid to the Bridge Star Lenders. DayStar, as agent on behalf of the DayStar Lenders, waives any rights to a commercially reasonable disposition of Collateral under the UCC.

            (b) Subject to paragraphs 2.5 and 2.6(a) hereof, the Agent, at its option, may take any action to accelerate or demand payment of the Bridge Lender Obligations and to foreclose or realize upon or enforce any of its rights with respect to Collateral, regardless of its effect on the DayStar Lenders. The Agent acknowledges that it shall advise DayStar of the liquidation of the Collateral.

      2.7 Information Sharing. Upon the occurrence and continuance of an Enforcement Action, in the event that any Lender, in the exercise of its respective rights under the Lending Agreements, shall receive possession or control of any Books and Records which contain information identifying or pertaining to any of the property of any Borrower in which any other Lender has been granted a Lien, it shall notify the other party that is has received such Books and Records and shall, as promptly as practicable thereafter, make available to the other party duplicate copies of such Books and Records in the same form as the original. All expenses incurred by such Lender in performing its obligations under this paragraph shall be borne by the Borrower and shall constitute indebtedness under the such Lender's agreements with Borrower. The failure of either Lender to share information shall not create a cause of action against the party failing to share information or create any claim on behalf of Borrower or any third party.

      2.8 Notices of Default and Certain Events. Each of the Agent on behalf of the Bridge Lenders, on the one hand, and DayStar, as agent on behalf of the DayStar Lenders, on the other, hereby undertakes in good faith to notify the other and the Borrower of the occurrence of any of the following as applicable:


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

            (a) occurrence or existence of an Event of Default (simultaneously with the sending of such notice to the Borrower) under the respective Lending Agreements;

            (b) payment in full by Borrower (whether as a result of refinancing or otherwise) of all obligations under the respective Lending Agreements; or

            (c) the exercise of any Secured Lender Remedies.

Each of the Agent on behalf of the Bridge Lenders, on the one hand, and DayStar, as agent on behalf of the DayStar Lenders, on the other, agrees to use its best efforts to give to the other such notice, but the failure to do so shall not affect the validity of such notice or create a cause of action against the party failing to give such notice or create a claim or right on behalf of any third party. The sending of such notice shall not oblige the other Lender to cure such Event of Default.

      2.9 Agreement Absolute. This Agreement shall be and remain absolute and unconditional under any and all circumstances, and no act or omission on the part of any Lender shall affect or impair the agreement of any other Lender hereunder.

      2.10 Bankruptcy Issues. This Agreement shall continue in full force and effect after the filing of any petition by or against Borrower under the Code and all converted or succeeding cases in respect thereof. All references herein to Borrower shall be deemed to apply to a trustee for Borrower and Borrower as debtor-in-possession.

III.  PRIORITY OF PAYMENTS

      The Bridge Lenders hereby subordinate, solely with respect to assets of the Borrower comprising Collateral, payment of the Bridge Lender Obligations to payment of the DayStar Obligations. Notwithstanding the foregoing, provided no default or event of default shall have occurred under the DayStar Agreements, and provided such payment does not cause the occurrence of such a default or event of default, Borrower may make scheduled payments of principal and interest under the Bridge Notes. This paragraph is intended to reflect the agreements of the Lenders with regard to the priority of payments, and nothing herein shall affect in any way any obligations of Borrower to any of the Lenders under the Lending Agreements.

IV.   MISCELLANEOUS

      4.1 Notices. All notices, consents and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when
(a) delivered by hand, (b) sent by telex or telecopier (with receipt confirmed), provided that a copy is mailed by registered mail, return receipt requested, or
(c) when received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (receipt requested), in each case to the appropriate addresses, telex numbers and telecopier numbers set forth below (or to such other


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

addresses, telex numbers and telecopier numbers as a party may designate as to itself by notice to the other parties complying as to delivery with this Section):

            (a)   If to DayStar:

                  DayStar Partners, L.P.
                  10600 N. DeAnza Blvd., Ste 215
                  Cupertino, CA 95014
                  Attn:  Larry Wells, President
                  Telecopier:  (408) 257-8111

                  with a copy to:

                  Coblentz, Cahen, McCabe & Breyer, LLP
                  222 Kearny Street, 7th Floor
                  San Francisco, CA 94108
                  Attn:  Barry Reder
                  Telecopier:  (415) 989-1663


            (b)   If to Company:

                  QuietPower Systems, Inc.
                  1675 Broadway
                  New York, NY   10019
                  Attention:  Eric W. Jacobson
                  Telecopier No.: (212) 830-7298

                  with a copy to:

                  Breslow & Walker, LLP
                  767 Third Avenue
                  New York, NY 10017
                  Attention: Gary T. Moomjian, Esq.
                  Telecopier No.: (212) 888-4955

            (c)   If to Agent

                  QPS Bridge, LLC
                  1330 Avenue of the Americas, 36th Floor
                  New York, NY  10019
                  Attention:  Stephen D. Weinroth


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

                  Telecopier No.:   (212) 399-1954
                  with a copy to:

                  Shereff, Friedman, Hoffman & Goodman, LLP
                  919 Third Avenue
                  New York, New York 10022
                  Attention:   Robert M. Friedman Esq.
                  Telecopier No.: (212) 758-9526

      4.2 Insurance. Proceeds of the Collateral include insurance proceeds, and therefore the priorities set forth in Section 2.1 govern the ultimate disposition of casualty insurance proceeds. The Agent, subject to the Bridge Lender rights under the Transaction Documents, shall have the sole and exclusive right, as against the other Lender, to adjust settlement of insurance claims in the event of any covered loss, theft or destruction of such Collateral. All proceeds of such insurance shall be applied as provided in Article II hereof, and the other Lender shall cooperate (if necessary) in a reasonable manner in effecting the payment of insurance proceeds as provided herein.

      4.3 Dealings with Borrower: Agreement Continues. The subordination and agreements as to relative priority as set forth above shall remain in full force and effect, regardless of whether either Lender in the future seeks to rescind, amend, terminate or reform by litigation or otherwise such Lender's agreement with Borrower.

      4.4 No Additional Rights For Borrower Hereunder. If any Lender shall enforce its rights or remedies in violation of the terms of this Agreement, Borrower agrees that it shall not use such violation as a defense to any action by any Lender, nor assert such violation as a counterclaim or basis for set off or recoupment against any Lender.

      4.5 Section 9-504 Notice and Waiver of Marshaling. Lenders acknowledge that this Agreement shall constitute notice of their respective interests in the Collateral as provided by Section 9-504 of the UCC. Each Lender hereby waives any and all rights to compel the marshaling of any of the Collateral.

      4.6 Independent Credit Investigations. None of the Lenders nor any of their respective directors, officers, agents or employees shall be responsible to any other Lender or to any other person, firm or corporation for Borrower's solvency, financial condition or ability to repay the DayStar Obligations or the Bridge Lender Obligations, or for statements of Borrower, oral or written, or for the validity, sufficiency or enforceability of the DayStar Obligations or the Bridge Lender Obligations, or any Liens granted by Borrower to the Lenders in connection therewith. Each Lender has entered into its respective financing agreements with the Borrower


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

based upon its own independent investigation, and makes no warranty or representation to the other Lenders nor does it rely upon any representation of the other Lenders with respect to matters identified or referred to in this paragraph.

      4.7 Amendments to Financing Arrangements or to this Agreement. Nothing contained in this Agreement shall in any manner limit or restrict the ability of any Lender from increasing (subject to the limitations set forth in the definition of DayStar Obligations) or changing the terms of the loans under their respective Lending Agreements, or otherwise to waive, amend or modify the terms and conditions of their respective Lending Agreements, in such manner as such Lender and Borrower shall mutually determine, and each Lender agrees that none of such actions shall in any manner affect or impair the relative Lien priorities and subordination established by this Agreement in respect of the indebtedness payable under the Lending Agreements. Upon reasonable request of a Lender, the other Lenders shall provide copies of all such modifications or amendments to their respective Lending Agreements and copies of all other documentation relevant to the Collateral. All waivers to, and modifications or amendments of, this Agreement must be in writing and duly executed by an authorized officer of each Lender to be binding and enforceable, but shall not require any agreement or consent by the Borrower thereto.

      4.8 Binding Effect; Successors and Assigns. Replacement Financing. This Agreement shall be a continuing agreement, shall be binding upon and shall inure to the benefit of the parties hereto from time to time and their respective successors and assigns, shall be irrevocable and shall remain in full force and effect until all indebtedness and other obligations under the Lending Agreements shall have been satisfied or paid in full in cash and the Lending Agreements shall have been irrevocably terminated, but shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any amount paid by or on behalf of Borrower with regard to the indebtedness and other obligations under the respective Lending Agreements is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Borrower, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee, custodian, or similar officer, for Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made. This Agreement does not create, and shall not be construed as creating, any rights enforceable by Borrower or any other person not a party to this Agreement. In the event Borrower's obligations to the Lenders are to be refinanced in full by an institutional lender it will, at the request of such other Lender or refinancer, enter into an intercreditor agreement with such refinancer substantially in the form hereof.

      4.9 Survival. Wherever possible, each provision of this Agreement shall be interpreted in such manner to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. The right of any Lender to enforce the provisions of this Agreement shall not be prejudiced or impaired by any act or omitted act of Borrower or such Lender including forbearance, waiver, consent, compromise, amendment, extension, renewal, or taking or release of security in respect of any obligations or noncompliance by Borrower with such provisions, regardless of the actual or imputed knowledge of such holder of the obligations.

      4.10 Governing Law; Proceedings. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT, GIVING EFFECT TO ITS CONFLICTS OF LAWS PROVISIONS. BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH LENDER, AND THE BORROWER, IRREVOCABLY SUBMITS, GENERALLY AND UNCONDITIONALLY TO THE EXCLUSIVE JURISDICTION OF THE STATE COURTS OF THE STATE OF NEW YORK AND THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF THE STATE OF NEW YORK, IN RESPECT OF ANY PROCEEDING BY ANY PARTY HERETO INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER OR CLAIM IN ANY WAY ARISING OUT OF, RELATED TO OR IN CONNECTION WITH THIS AGREEMENT OR ANY RELATED AGREEMENT, AND IRREVOCABLY AGREE TO BE BOUND BY THE JUDGMENT OF ANY SUCH COURT. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EACH LENDER AND THE BORROWER HEREBY CONSENTS TO SERVICE OF PROCESS BY CERTIFIED MAIL AT THE ADDRESS TO WHICH NOTICES ARE TO BE GIVEN. EACH PARTY HERETO WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY SUCH COURT AND SHALL NOT ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE OR BASED UPON FORUM NON CONVENIENS.

      4.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

      4.12 Headings. The headings in this Agreement are for convenience of reference only, and shall not alter or otherwise affect the meaning hereof.

      4.13 Representations and Warranties. Each Lender represents and warrants to the other that it is the holder of the Liens which secure or will secure the indebtedness payable under its respective loan agreements with Borrower. Each Lender agrees that it shall not assign or transfer any of its Liens without (i) notice being given to the other Lender and (ii) such assignment or transfer being made expressly subject to the terms of this Agreement. Each Lender warrants to the other Lender that it has full right, power and authority to enter into this Intercreditor Agreement.

      4.14 Consent to Liens of Bridge Lender. DayStar, as agent on behalf of the DayStar Lenders, hereby consents to the granting by Borrower to the Bridge Lender of Liens in and to the


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

Collateral specified in the Bridge Lender Agreements as of the date hereof and waives any event of default under the DayStar Agreements which otherwise might have been caused solely by the granting of such Liens.

      IN WITNESS WHEREOF, the parties have caused this Intercreditor Agreement to be executed on the day and date first above written.

                                    QUIETPOWER SYSTEMS, INC.


                                    By: /s/ Jonanthan M. Charry
                                    ---------------------------
                                    Name:  Jonanthan M. Charry
                                    Title: President


                                    DAYSTAR PARTNERS, L.P., as Agent on
                                    behalf of the DayStar Lenders


                                    By: /s/ Larry Wells
                                    ---------------------------
                                    Name:  Larry Wells
                                    Title: President of General Partner


                                    QPS BRIDGE, LLC,
                                    as Agent on behalf of the Bridge Lenders

                                    By: Anderson, Weinroth & Co,. L.P., Manager


                                    By: /s/ Stephen Weinroth
                                    ---------------------------
                                    Name:  Stephen Weinroth
                                    Title: General Partner


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